EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation of our report dated December 22, 2005, except as reflected in Amendment 1 to the 2006 Form 10-K/A to which the date is December 5, 2007, on the financial statements of ADDvantage Technologies Group, Inc. for the year ended September 30, 2005, included in this Form 10-K Annual Report of ADDvantage Technologies Group, Inc., into the Company's previously filed Registration Statement on Form S-8 (File number 333-110645).

/s/ TULLIUS TAYLOR SARTAIN & SARTAIN LLP

December 27, 2007